As filed with the Securities and Exchange Commission on February 27, 2003

                                                      Registration No. 333-60926
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________


                              FAB INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                                       13-2581181
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                          Identification No.)

                              ____________________

                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 592-2700
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ____________________

                 FAB INDUSTRIES, INC. 2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                              ____________________

                                 DAVID A. MILLER
          VICE PRESIDENT-FINANCE, TREASURER AND CHIEF FINANCIAL OFFICER
                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 592-2700
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________

                                    COPY TO:
                               MARILYN SOBEL, ESQ.
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000


================================================================================

                                EXPLANATORY NOTE

                  On May 15, 2001, the registrant filed a Registration Statement on Form S-8 (File No. 333-60926), relating to 200,000 shares of its common stock, par value $.20 per share (the "Common Stock"), to be issued under the Fab Industries, Inc. 2001 Stock Incentive Plan (the "Plan"). The Plan has been terminated. As of the date of this Post-Effective Amendment No. 1, no shares of Common Stock have been issued under the Registration Statement, leaving an aggregate of 200,000 shares available for issuance. This Post-Effective Amendment No. 1 is being filed to deregister the 200,000 shares of Common Stock under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 27, 2003.


                                   FAB INDUSTRIES, INC.


                                   By:  /s/ Samson Bitensky
                                        ---------------------------------------
                                        Samson Bitensky
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on February 27, 2003 by the following persons in the capacities indicated.


         SIGNATURE                              TITLES
         ---------                              ------

/s/ Samson Bitensky                 Chairman of the Board of Directors, Chief
-----------------------------       Executive Officer and Director (Principal
    Samson Bitensky                 Executive Officer)


/s/ David A. Miller                 Vice President-Finance, Treasurer and Chief
-----------------------------       Financial Officer (Principal Financial and
    David A. Miller                 Accounting Officer)


                                    Director
-----------------------------
    Steven Myers


                                    Director
-----------------------------
    Martin B. Bernstein


             *                      Director
-----------------------------
    Lawrence H. Bober


             *                      Director
-----------------------------
    Frank S. Greenberg


                                    Director
-----------------------------
    Susan B. Lerner


             *                      Director
-----------------------------
    Richard Marlin


*By: /s/ David A. Miller
     ------------------------
         David A. Miller
         Attorney-in-fact